Exhibit 5.1

[Letterhead of Troutman Pepper Locke LLP]

June 5, 2026

The Southern Company
30 Ivan Allen Jr. Boulevard, N.W.
Atlanta, Georgia 30308

Re: The Southern Company Registration Statement on Form S-3

Ladies and Gentlemen:

We are acting as counsel to The Southern Company (the “Company”) in connection with the preparation of a Registration Statement on Form S-3 filed with the Securities and Exchange Commission (the “Commission”) on June 5, 2026 (the “Registration Statement”) for the registration under the Securities Act of 1933, as amended (the “Act”), of (1) Common Stock (the “Common Stock”) to be issued by the Company, (2) Preferred Stock (the “Preferred Stock”) to be issued by the Company, (3) Junior Subordinated Notes (the “Junior Subordinated Notes”) to be issued by the Company, (4) Senior Notes (the “Senior Notes”) to be issued by the Company, (5) contracts to purchase Common Stock or Preferred Stock of the Company or other agreements or instruments requiring the Company to sell Common Stock (the “Stock Purchase Contracts”), and (6) units, each representing ownership of a Stock Purchase Contract and any debt securities of the Company or third parties, including, but not limited to, U.S. treasury securities (the “Stock Purchase Units”).
The Junior Subordinated Notes will be issued pursuant to (i) the Subordinated Note Indenture dated as of June 1, 2026, between the Company and U.S. Bank Trust Company, National Association, as trustee, as to be supplemented by a supplemental indenture establishing the Junior Subordinated Notes of each series (such Subordinated Note Indenture, as so supplemented, is referred to herein as the “2026 Subordinated Note Indenture”) or (ii) the Subordinated Note Indenture dated as of October 1, 2015, between the Company and Computershare Trust Company, N.A., as successor trustee, as heretofore supplemented and amended and as to be supplemented by a supplemental indenture establishing the Junior Subordinated Notes of each series (such Subordinated Note Indenture, as so supplemented and amended, is referred to herein as the “2015 Subordinated Note Indenture”), and the Senior Notes will be issued pursuant to (i) the Senior Note Indenture dated as of June 1, 2026, between the Company and U.S. Bank Trust Company, National Association, as trustee, as to be supplemented by a supplemental indenture establishing the Senior Notes of each series (such Senior Note Indenture, as so supplemented, is referred to herein as the “2026 Senior Note Indenture”) or (ii) the Senior Note Indenture dated as of January 1, 2007, between the Company and Computershare Trust Company, N.A., as successor trustee, as heretofore supplemented and amended and as to be supplemented by a supplemental indenture establishing the Senior Notes of each series (such Senior Note Indenture, as so supplemented and amended, is referred to

June 5, 2026

herein as the “2007 Senior Note Indenture”), in each case in the respective forms filed as exhibits to the Registration Statement. As used herein, (i) the term “Subordinated Note Indenture” refers to the 2026 Subordinated Note Indenture or the 2015 Subordinated Note Indenture, as applicable, and (ii) the term “Senior Note Indenture” refers to the 2026 Senior Note Indenture or the 2007 Senior Note Indenture, as applicable.
In rendering this opinion, we have examined the Registration Statement and such other documents and records as we have deemed necessary to enable us to express an opinion on the matters covered hereby. In such examinations, we have assumed the genuineness of all signatures on all original documents, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to the original documents of all copies submitted to us, the authenticity of the originals of documents submitted to us as copies and the due execution and delivery of all documents where due execution and delivery are prerequisite to the effectiveness thereof. We have assumed that there will be no changes to such documents or records, or expiration thereof, after the date hereof that would affect the opinions expressed herein.
On the basis of the foregoing, we are of the opinion that, upon compliance with the pertinent provisions of the Act and the Trust Indenture Act of 1939, as amended, upon compliance with applicable securities or blue sky laws of various jurisdictions, and upon the adoption of appropriate resolutions by the Board of Directors of the Company or a duly authorized committee thereof:
1.     When the shares of Common Stock have been issued and sold in accordance with the terms of such resolutions of the Board of Directors of the Company or a duly authorized committee thereof and the Amended and Restated By-laws of the Company, the shares of Common Stock will be legally issued, fully paid and nonassessable.
2.      Upon the filing in the Office of the Delaware Secretary of State of an amendment to the Company’s Restated Certificate of Incorporation establishing the rights and preferences of each applicable series of Preferred Stock, and when the shares of Preferred Stock have been issued and sold in accordance with the terms of such resolutions of the Board of Directors of the Company or a duly authorized committee thereof and the Amended and Restated By-laws of the Company, the shares of Preferred Stock will be legally issued, fully paid and nonassessable.
3.      When the Junior Subordinated Notes and the Senior Notes have been issued and sold and when any supplemental indenture to be entered into in connection with the issuance thereof has been duly authorized, executed and delivered by the proper officers of the Company and the trustees named therein and when the Junior Subordinated Notes and the Senior Notes have been executed, authenticated and delivered in accordance with the terms of the Subordinated Note Indenture and the Senior Note Indenture, as the case may be, against payment therefor in accordance with the terms of the Subordinated Note Indenture and the Senior Note Indenture, as the case may be, the Junior Subordinated Notes and the Senior Notes will be valid, binding and legal obligations of the Company, except as may be limited or otherwise affected by bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally and by general principles of equity, whether considered in a proceeding at law or in equity.

June 5, 2026

4.      When the Stock Purchase Contracts have been issued and sold in accordance with the terms of such resolutions of the Board of Directors of the Company or a duly authorized committee thereof, against payment therefor, and, in the case of Stock Purchase Contracts for Preferred Stock, upon the filing in the Office of the Delaware Secretary of State of an amendment to the Company’s Restated Certificate of Incorporation establishing the rights and preferences of each applicable series of Preferred Stock, the Stock Purchase Contracts will be valid, binding and legal obligations of the Company, except as may be limited or otherwise affected by bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally and by general principles of equity, whether considered in a proceeding at law or in equity.
5.     When the Stock Purchase Units have been issued and sold in accordance with the terms of such resolutions of the Board of Directors of the Company or a duly authorized committee thereof, against payment therefor, the Stock Purchase Units will be valid, binding and legal obligations of the Company, except as may be limited or otherwise affected by bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally and by general principles of equity, whether considered in a proceeding at law or in equity.
In rendering the foregoing opinions, with respect to matters of New York law, we have relied on the opinion of Hunton Andrews Kurth LLP attached hereto as Annex I.
In connection with the opinions expressed above, we have assumed that, at or prior to the time of the delivery of any such security, (i) the Registration Statement shall have become effective and such effectiveness shall not have been terminated or rescinded, (ii) there shall not have occurred any change in law affecting the validity or enforceability of such security and (iii) each of the Senior Note Indenture and the Subordinated Note Indenture will be the valid and legally binding obligation of the trustees named therein. We have also assumed that none of the terms of any security to be established subsequent to the date hereof, nor the issuance and delivery of such security, nor the compliance by the Company with the terms of such security will violate any applicable law or will result in a violation of any provision of any instrument or agreement then binding upon the Company, or any restriction imposed by any court or governmental body having jurisdiction over the Company.
In expressing the opinions set forth above, we are not passing on the laws of any jurisdiction other than the General Corporation Law of the State of Delaware and the federal law of the United States of America and, to the extent set forth herein, the laws of the State of New York.

June 5, 2026

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the statement with respect to our firm under the caption “Legal Matters” in the prospectus forming part of the Registration Statement. In giving the foregoing consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder. This opinion may not be relied upon, furnished or quoted by you for any other purpose, without our prior written consent.

Very truly yours,

/s/ Troutman Pepper Locke LLP

Annex I

[Letterhead of Hunton Andrews Kurth LLP]

June 5, 2026

Troutman Pepper Locke LLP
Bank of America Plaza
600 Peachtree Street, N.E.
Suite 3000
Atlanta, Georgia 30308

Re:      The Southern Company Registration Statement on Form S-3
To the Addressee:
We are acting as counsel to the prospective underwriters in connection with the preparation of a Registration Statement on Form S-3 filed with the Securities and Exchange Commission (the “Commission”) on June 5, 2026 (the “Registration Statement”) for the registration under the Securities Act of 1933, as amended (the “Act”), of, among other things,(1) Junior Subordinated Notes (the “Junior Subordinated Notes”) to be issued by The Southern Company (the “Company”), (2) Senior Notes to be issued by the Company (the “Senior Notes”),(3) contracts to purchase the Company’s (a) Common Stock, par value $0.01 per share (the “Common Stock”), (b) Preferred Stock, par value $0.01 per share (the “Preferred Stock”) or other agreements or instruments requiring the Company to sell Common Stock or Preferred Stock (the “Stock Purchase Contracts”) and (4) units, each representing ownership of a Stock Purchase Contract and any debt securities of the Company or third parties, including, but not limited to, U.S. treasury securities (the “Stock Purchase Units”). The Junior Subordinated Notes will be issued pursuant to (i) the Subordinated Note Indenture, dated as of October 1, 2015, as heretofore supplemented and amended and as it may be further amended and supplemented, between the Company and Computershare Trust Company, N.A., as successor trustee (the “2015 Subordinated Note Indenture”) or (ii) the Subordinated Note Indenture, dated as of May 1, 2026, as to be supplemented, between the Company and U.S. Bank Trust Company, National Association, as trustee (the “2026 Subordinated Note Indenture” and, together with the 2015 Subordinated Note Indenture, the “Subordinated Note Indenture”), and the Senior Notes will be issued pursuant to (i) the Senior Note Indenture, dated as of January 1, 2007, as heretofore supplemented and amended and as it may be further amended and supplemented, between the Company and Computershare Trust Company, N.A., as successor trustee (the “2007 Senior Note Indenture”) or (ii) the Senior Note Indenture, dated as of May 1, 2026, as to be supplemented, between the Company and U.S. Bank Trust Company, National Association, as trustee (the “2026 Senior Note Indenture” and, together with the 2007 Senior Note Indenture, the “Senior Note Indenture”), in each case in the respective forms filed as exhibits to the Registration Statement.
In rendering the opinions set forth below, we have examined the Registration Statement and such other documents as we have deemed necessary for purposes of this opinion letter. In such examinations, we have assumed the genuineness of all signatures on all original documents,

Troutman Pepper Locke LLP
June 5, 2026

the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to the original documents of all copies submitted to us, the authenticity of the originals of documents submitted to us as copies and the due execution and delivery of all documents where due execution and delivery are prerequisite to the effectiveness thereof.
We are of the opinion that, upon compliance with the pertinent provisions of the Act and the Trust Indenture Act of 1939, as amended, upon compliance with applicable securities or “blue sky” laws of various jurisdictions, and upon the adoption of appropriate resolutions by the Board of Directors of the Company or a duly authorized committee thereof:
1.When the Junior Subordinated Notes and the Senior Notes have been issued and sold and when any supplemental indenture to be entered into in connection with the issuance thereof has been duly authorized, executed and delivered by the proper officers of the Company and the trustees named therein and when the Junior Subordinated Notes and the Senior Notes have been executed, authenticated and delivered in accordance with the terms of the Subordinated Note Indenture and the Senior Note Indenture, as the case may be, against payment therefor in accordance with the terms of the Subordinated Note Indenture and the Senior Note Indenture, as the case may be, the Junior Subordinated Notes and the Senior Notes will be valid, binding and legal obligations of the Company, except as may be limited or otherwise affected by bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally and by general principles of equity, whether considered in a proceeding at law or in equity.
2.When the Stock Purchase Contracts have been issued and sold in accordance with the terms of such resolutions of the Board of Directors of the Company or a duly authorized committee thereof, against payment therefor, the Stock Purchase Contracts will be valid, binding and legal obligations of the Company, except as may be limited or otherwise affected by bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally and by general principles of equity, whether considered in a proceeding at law or in equity.
3.When the Stock Purchase Units have been issued and sold in accordance with the terms of such resolutions of the Board of Directors of the Company or a duly authorized committee thereof, against payment therefor, the Stock Purchase Units will be valid, binding and legal obligations of the Company, except as may be limited or otherwise affected by bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally and by general principles of equity, whether considered in a proceeding at law or in equity.
In connection with the opinions expressed above, we have assumed that, at or prior to the time of the delivery of any such security, (i) the Registration Statement shall have become effective and such effectiveness shall not have been terminated or rescinded, (ii) there shall not have occurred any change in law affecting the validity or enforceability of such security and

Troutman Pepper Locke LLP
June 5, 2026

(iii) each of the Subordinated Note Indenture and the Senior Note Indenture will be the valid and legally binding obligation of the trustee named therein. We have also assumed that none of the terms of any security to be established subsequent to the date hereof, nor the issuance and delivery of such security, nor the compliance by the Company with the terms of such security will violate any applicable law or will result in a violation of any provision of any instrument or agreement then binding upon the Company, or any restriction imposed by any court or governmental body having jurisdiction over the Company.
We are members of the State Bar of New York and we do not express any opinion concerning any law other than the law of the State of New York.
This opinion letter is furnished for your benefit in connection with your rendering an opinion to the Company to be filed as Exhibit 5.1 to the Registration Statement and we hereby consent to your attaching this opinion letter as an annex to such opinion. In giving the foregoing consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder. This opinion letter may not be relied upon, furnished or quoted by you for any other purpose, without our prior written consent.

          Very truly yours,

           /s/ Hunton Andrews Kurth LLP